UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2025
FIRSTCASH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10960	87-3920732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

(817) 335-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2025, Chess Bidco Limited (“Bidco”), a newly-established indirect wholly-owned subsidiary of FirstCash Holdings, Inc. (the “Company”), released an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) disclosing that the board of directors of Bidco (the “Bidco Board”) and the board of directors of H&T Group plc (the “H&T Board”), a company incorporated in England and Wales (“H&T”), had reached agreement on the terms of a final* recommended cash offer by Bidco for the entire issued and to be issued share capital of H&T (the “Acquisition”).

Rule 2.7 Announcement

On May 14, 2025, Bidco released the Rule 2.7 Announcement, disclosing that the Bidco Board and the H&T Board had reached agreement on the terms of the Acquisition. The Acquisition will be implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “UK Companies Act”). Under the terms of the Acquisition, H&T shareholders will be entitled to receive 661 pence in cash for each H&T share held, comprising (i) 650 pence in cash from Bidco and (ii) the final dividend of 11 pence per share due to be paid on June 27, 2025, subject to approval by H&T shareholders on May 15, 2025.

The Acquisition will be subject to customary closing conditions and certain further terms, including, among others: (i) the approval of the Scheme by a majority in number of H&T shareholders also representing not less than 75% in value of the H&T shares, in each case present and voting, either in person or by proxy, at the H&T shareholders’ meeting; (ii) the sanction of the Scheme by the High Court of Justice in England and Wales; (iii) the receipt of regulatory approvals, including from the Financial Conduct Authority of the United Kingdom and the United Kingdom’s Competition and Markets Authority; and (iv) the Scheme becoming effective no later than December 31, 2025. The conditions to the Acquisition are set out in full in the Rule 2.7 Announcement. Subject to the satisfaction or waiver of all relevant conditions, it is expected that the Acquisition will be completed in the second half of 2025.

Bidco has reserved the right, subject to the prior consent of the UK Panel on Takeovers and Mergers (and to the terms of the Co-operation Agreement, as defined below), to elect to implement the Acquisition by way of a takeover offer (as such term is defined in the UK Companies Act) (a “Takeover Offer”).

The foregoing summary of the Rule 2.7 Announcement is subject to, and qualified in its entirety by, the text of the Rule 2.7
Announcement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Co-operation Agreement

On May 14 2025, Bidco and H&T entered into a co-operation agreement (the “Co-operation Agreement”) in connection with the Acquisition. Pursuant to the Co-operation Agreement, Bidco and H&T agreed to, among other things, cooperate with each other for the purposes of obtaining the required regulatory authorizations to implement the Acquisition. The Co-Operation Agreement also sets out how outstanding options under H&T’s share option scheme will be treated in connection with the Acquisition.

The foregoing summary of the Co-operation Agreement is subject to, and qualified in its entirety by, the text of the Co-operation Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Irrevocable Undertakings

On May 14, 2025, each member of the H&T Board that holds H&T shares delivered to Bidco an irrevocable undertaking (collectively, the “Director Undertakings”), under which each such director has agreed, among other things, to vote his or her H&T shares in favor of the Scheme and against any proposal that would impede or frustrate the Acquisition. The Director Undertakings represent an aggregate of 249,938 H&T shares, or approximately 0.57% of H&T’s outstanding shares as of May 13, 2025.

_____________________________
* The financial terms of the acquisition are final and will not be increased or improved, except that Bidco reserves the right to increase the amount of the cash consideration payable by it (i) if there is an announcement on or after the date of the Rule 2.7 Announcement of a possible offer or a firm intention to make an offer for H&T by a third party or (ii) with the consent of the UK’s Panel on Takeovers and Mergers (which will be granted only in wholly exceptional circumstances).

Further details about the Director Undertakings, including the circumstances in which they lapse, are set out in the Rule 2.7 Announcement.

Item 7.01. Regulation FD Disclosure

On May 14, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The Company also issued an investor presentation in connection with the Acquisition. A copy of the investor presentation is furnished herewith as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

The information provided in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01. Other Information

Amendment to Revolving Credit Facility

The Company currently envisages drawing down funds under its existing U.S. revolving unsecured credit facility (as further described below) prior to the closing of the Acquisition to permit Bidco to finance the Acquisition and to pay related fees and expenses, including potential repayment of H&T’s outstanding indebtedness.

To this end, in connection with the Rule 2.7 Announcement, the Company and its wholly-owned subsidiary, FirstCash, Inc., entered into the Ninth Amendment to its Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of commercial banks for its existing U.S. revolving unsecured credit facility (the “Credit Facility”) to, among other things, (i) increase the non-loan party investment basket from 20% of consolidated net worth (as defined in the Credit Facility) to 25% of consolidated net worth, permitting FirstCash, Inc. or its domestic subsidiaries to make investments in foreign subsidiaries up to the greater of $350,000,000 or 25% of consolidated net worth, (ii) increase the leverage ratio (as defined in the Credit Facility) from 3.25 to 1.00 (a) to 3.75 to 1.00 for each of the fiscal quarters ending June 30, 2025, September 30, 2025, and December 31, 2025, (b) to 3.50 to 1.00 for each of the fiscal quarters ending March 31, 2026, June 30, 2026, September 30, 2026, and December 31, 2026 and (c) thereafter back to 3.25 to 1.00, and (iii) restrict the ability of the Company to conduct (A) share repurchases to 50% of the prior quarter’s consolidated net income if the leverage ratio is between 3.50 to 1 and 3.25 to 1.00, (B) share repurchases to 75% of the prior quarter’s consolidated net income if the leverage ratio is between 3.25 to 1.00 and 3.00 to 1.00 and (C) share repurchases to 0% of the prior quarter’s consolidated net income if the leverage ratio is greater than or equal to 3.50 to 1.00 for any fiscal quarter during fiscal years 2025 and 2026 (collectively, the “Credit Facility Amendments”). The Credit Facility Amendments are effective only after the Company, Borrower or any other loan party makes an investment in a non-loan party, including a foreign subsidiary, in excess of $200 million. The Acquisition would involve an investment in a non-loan party in excess of $200 million and cause the Credit Facility Amendments to become effective.

Although the Company currently envisages utilizing borrowings under the Credit Facility for the purposes of the Acquisition, there can be no guarantee that such borrowings will be available at the closing of the Acquisition. In the event that such borrowings are not available at closing for the purposes of financing the Acquisition, Bidco may be required to utilize borrowings under the Bridge Credit Agreement (described and defined below), or another financing alternative.

Bridge Credit Agreement

In connection with the Acquisition, Bidco, the Company and FirstCash, Inc. entered into a Bridge Term Loan Credit Agreement, dated as of May 14, 2025 (as amended, restated, supplemented or modified from time to time, the “Bridge Credit Agreement”), with Jefferies Finance LLC (as administrative agent), the other guarantors party thereto and the lenders party thereto, pursuant to which the lenders agreed to provide Bidco certain borrowings in an aggregate amount of up to £299 million on the terms and conditions set forth in the Bridge Credit Agreement. The Bridge Credit Agreement provides a backstop for the financing of the Acquisition and satisfies the “certain funds” requirements under the Code.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

2.1	Rule 2.7 Announcement
2.2	Co-operation Agreement
99.1	Press release, dated May 14, 2025, announcing the Acquisition
99.2	Investor presentation regarding the Acquisition
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

Further Information; No Offer or Solicitation

This Form 8-K is for information purposes and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of H&T in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of the Scheme document (or, if the Acquisition is implemented by way of a Takeover Offer, the offer document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any vote in respect of the Scheme or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme document (or, if the Acquisition is implemented by way of a Takeover Offer, the offer document). H&T shareholders are urged to read the Scheme document when it becomes available, because it will contain important information relating to the Acquisition.

Additional Information

The Acquisition is being made to acquire the shares of an English company by means of a scheme of arrangement provided for under English law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the U.S. tender offer and proxy solicitation rules. The financial information included in this announcement and the Scheme documentation has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the U.S. If Bidco exercises its right to implement the Acquisition by way of a Takeover Offer, such offer will be made in compliance with applicable U.S. laws and regulations.

The receipt of cash pursuant to the Acquisition by a U.S. holder as consideration for the transfer of its H&T shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws. Each H&T shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the U.S. Exchange Act (to the extent applicable), Bidco, its nominees or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, H&T shares outside of the U.S., other than pursuant to the Acquisition, until the date on which the Acquisition becomes Effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made, they would be made outside of the U.S. and would be in accordance with applicable law, including the U.S. Exchange Act and the Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Forward-Looking Statements

This Form 8-K and the exhibits hereto contains forward-looking statements regarding, among other things, the Acquisition, the anticipated benefits and timing of the Acquisition, the anticipated financing of the Acquisition and the business, financial condition, outlook and prospects of the Company and H&T. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “outlook,” “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,”

“potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations, outlook and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

While the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. With respect to the Acquisition, these factors, risks and uncertainties include, without limitation, the risk that the Acquisition may not be consummated, including as a result of a failure by Company or H&T to obtain the necessary shareholder (in the case of H&T) or regulatory approvals required for the Acquisition, or that required regulatory approvals may delay the Acquisition or result in the imposition of conditions that could reduce the anticipated benefits from the Acquisition, or the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition; the risk that Company will incur additional indebtedness to finance the Acquisition, which may not be on favorable terms to the Company; the length of time necessary to consummate the Acquisition, which may be longer than anticipated for various reasons; the risk that H&T will not be combined and integrated successfully; the risk that the cost savings, synergies and growth from the Acquisition may not be fully realized or may take longer to realize than expected; the diversion of management time on acquisition-related issues; the risk that costs associated with the integration of H&T is higher than anticipated; inherent risks resulting from Company’s entry into a new geographical market, including exposure to local economic and political conditions, exchange rate fluctuations and the extensive regulatory regime in the UK; risk related to the ability to hire and retain key H&T personnel; and the effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, or other regulatory compliance costs.

Additional risks and uncertainties with respect to the Company are discussed and described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and other reports the Company files with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Publication on website

In accordance with Rule 26.1 of the Code, a copy of this announcement will be made available, subject to certain restrictions, on the Company’s website at https://investors.firstcash.com/ by no later than 12 noon (London time) on the business day following publication of this announcement. For the avoidance of doubt, the contents of any websites referred to in this announcement are not incorporated into and do not form part of this announcement.

Right to request hard copies

In accordance with Rule 30.3 of the Code, a person so entitled may request a hard copy of this announcement (and any document or information incorporated into it by reference to another source) by contacting H&T’s registrars, Equiniti, by writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom or by calling them during business hours on +44 (0)371 384 2030. Lines are open from 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (except English and Welsh public holidays). Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate. For persons who receive a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement (and any document or information incorporated by reference into this announcement) will not be sent unless so requested. In accordance with Rule 30.3 of the Code, such persons may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be sent in hard copy form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2025	FIRSTCASH HOLDINGS, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(As Principal Financial Officer and Principal Accounting Officer)